Exhibit 10.16

                             COMMUNITY BANKS, INC.
                            SURVIVOR INCOME AGREEMENT


     THIS AGREEMENT is made this 5th day of February, 1999 by and between COMMUNITY BANKS, INC., Millersburg, Pennsylvania, and THE PEOPLES STATE BANK, East Berlin, Pennsylvania, (collectively the "Company"), and EDDIE L. DUNKLEBARGER (the "Executive").

                                  INTRODUCTION

     To encourage the Executive to remain an employee of the Company, the Company is willing to provide benefits to the Executive's beneficiary if the Executive dies prior to terminating employment. The Company will pay the benefits from its general assets, but only so long as one of its general assets is a life insurance policy on the Executive's life.

                                    AGREEMENT

     The Executive and the Company agree as follows:

                                    Article 1
                             Entitlement to Benefit

     1.1 Pre-Termination Survivor Income Benefit. If the Executive dies before otherwise terminating employment with the Company, and if the Company owns a life insurance policy on the Executive's life at the time of such death, the Company shall pay to the Executive's designated beneficiary the survivor income benefit described in Article 2.


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     1.2 Disability Continuation.  If the Executive terminates employment due to disability and then dies before recovering from such disability, the Company shall pay to the Executive's designated beneficiary the survivor income benefit described in Article 2. Whether the Executive is disabled or has recovered from a disability shall be determined by the Company in its sole discretion.

     1.3 Suicide. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement.

     1.4 Change of Control. Notwithstanding any other provision of this Agreement, in the event of a Change of Control (as defined below), the Company or its successor shall maintain in full force and effect this Agreement and the related life insurance policy that is in existence on the date the Change of Control occurs and, in no event shall the Company or its successor terminate or otherwise abbrogate the Executive's interest in the life insurance policy; provided, however, that at all times the life insurance policy shall be subject to the claims of the Company's creditors.

     Change of Control shall mean:

     (a) A reorganization, merger, consolidation or sale of substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity; or

     (b) Individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority of the Board of Directors. For these purposes, "Incumbent Board" shall mean the members of the Board of Directors of the Company on the effective date hereof. Any person becoming a member of the Board of

Directors subsequent to such effective date, whose election was approved by a vote of at least three-quarters (3/4) of the members of the Board of Directors comprising the Incumbent Board, or whose nomination for election by members or shareholders was approved by the same nominating committee serving under the Incumbent Board, shall be considered as though he or she were a member of the Incumbent Board.

                                    Article 2
                             Survivor Income Benefit

     2.1 Amount of Benefits. The survivor income benefit shall be determined in accordance with the following formula:

                   x = y+T%x
wherein
                   x    =   the survivor income benefit payable hereunder
                   T%   =   the Company's projected marginal tax rate for
                            federal income tax purposes for the year in which
                            the Executive's death occurs and
                   y    =   the lesser of (1) three times the Executive's base
                            salary as established by the Company's Board of Directors for the calendar year in which the Executive's death occurs or (2) the life insurance policy proceeds the Company receives due to the Executive's death less the cash surrender value of such policy on the day before the Executive's death

     2.2 Form of Benefits. The survivor income benefit shall be paid to the Executive's beneficiary in a lump sum within sixty (60) days after the Executive's death.

                                    Article 3
                                  Beneficiaries

     3.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's surviving spouse, if any, and if none, to the Executive's surviving children and the descendants of any deceased child by right of representation, and if no children or descendants survive, to the Executive's estate.

     3.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 4
                          Claims and Review Procedures

     4.1 Claims Procedure. The Company shall notify the Executive's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     4.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty- day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                    Article 5
                           Conversion to Split Dollar

     If the Executive voluntarily terminates employment after attaining the age of sixty-five (65) and completes ten (10) years of service, or terminates employment subsequent to a change of control (as defined herein), unless the Executive elects otherwise by written notice to the Company, the Split Dollar Insurance Agreement attached as the Addendum to this Agreement shall automatically take effect as of the Executive's termination of employment. The Company shall take all actions necessary to implement the Split Dollar Insurance Agreement.

                                    Article 6
                           Amendments and Termination

     Except as provided in Section 1.4 of this Agreement, the Company may amend or terminate this Agreement at any time prior to the Executive's death by written notice to the Executive.

                                    Article 7
                                  Miscellaneous

     7.1 Exclusive Agreement/Binding Effect. This Agreement is the entire agreement between the Company and the Executive, written or oral, related to the Company's obligation to pay any survivor income benefits to the Executive's beneficiaries or survivors. This Agreement supersedes all prior agreements, understandings and negotiations. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

     7.2 No Guaranty of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     7.3 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

     7.4 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

     7.5 Unfunded Plan. The beneficiary is a general unsecured creditor of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The beneficiary's rights to such benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and designated beneficiary have no preferred or secured claim.

     IN WITNESS WHEREOF, the Executive and a duly authorized

Company officer have signed this Agreement.

COMPANY:
COMMUNITY BANKS, INC.                            THE PEOPLES STATE BANK


By: /s/ Ernest L. Lowe                          By: /s/ Sally J. Leas
   -----------------------------------            ------------------------------

Title   Chairman                                Title  Corporate Secretary
     ---------------------------------               ---------------------------


EXECUTIVE:

/s/ Eddie L. Dunklebarger
--------------------------
Eddie L. Dunklebarger

                            SPLIT DOLLAR ADDENDUM TO
                              COMMUNITY BANKS, INC.
                            SURVIVOR INCOME AGREEMENT


     THIS ADDENDUM is part of the Survivor Income Agreement between COMMUNITY BANKS, INC., Millersburg, Pennsylvania, and THE PEOPLES STATE BANK, East Berlin, Pennsylvania (collectively the "Company"), and EDDIE L. DUNKLEBARGER (the "Executive").

                                  INTRODUCTION

     Under the terms of the Survivor Income Agreement between the Executive and the Company, the parties desire to divide the death proceeds of a life insurance policy on the Executive's life.

                                    Article 1
                               General Definitions

     The following terms shall have the meanings specified:

     1.1 "Insurer" means WEST COAST LIFE INSURANCE COMPANY, or TRANSAMERICA ASSURANCE COMPANY, as the case may be.

     1.2 "Policy" means:
     West Coast Life Insurance Company policy # ULA904798 - $90,000 Transamerica Assurance Company policy # 50328267 - $110,000

                                    Article 2
                           Policy Ownership/Interests

     2.1 Company Ownership. The Company owns the Policy and shall have the right to exercise all incidents of ownership and to receive the Policy values in excess of the Executive's interest described in Section 2.2.

     2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of the death proceeds of the Policy to the extent the proceeds exceed the cash surrender value of the Policy on the day before the Executive's death. The Executive shall also have the right to elect and change settlement options that may be permitted for such beneficiary.

                                    Article 3
                                    Premiums

     3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

     3.2 Imputed Income. The Company shall then impute income to the Executive in an amount equal to the current term rate for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "current term rate" is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

     3.3 Cash Payment. If the Executive's termination of employment occurs after the Normal Retirement Date, the Company shall annually pay to the Executive the amount necessary to pay the federal and state income taxes attributable to the imputed income and to the additional cash payments under this sentence. In calculating the cash payments, the Company shall use the highest marginal income tax brackets. The cash payments shall continue until the Executive's death.

     3.2 Company Portion. The Company shall then pay to the Insurer any premiums due.

                                    Article 4
                                   Assignment

     The Executive may assign without consideration all interests in the Policy and in this Addendum to any person, entity, or trust.

                                    Article 5
                                     Insurer

     The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Addendum.

                                    Article 6
                                Claims Procedure

     6.1 Claims Procedure. The Company shall notify the Executive's beneficiary in writing, within ninety (90) days of his or her written application for benefits, of his or her eligibility or noneligibility for benefits under the Addendum. If the Company determines that the beneficiary is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial,
(2) a specific reference to the provisions of the Addendum on which the denial is based, (3) a description of any additional information or material necessary for the claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Addendum's claims review procedure and other appropriate information as to the steps to be taken if the beneficiary wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the beneficiary of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

     6.2 Review Procedure. If the beneficiary is determined by the Company not to be eligible for benefits, or if the beneficiary believes that he or she is entitled to greater or different benefits, the beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the beneficiary believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the beneficiary (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the beneficiary (or counsel) shall have the right to review the pertinent documents. The Company shall notify the beneficiary of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the beneficiary and the specific provisions of the Addendum on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty- day period at the election of the Company, but notice of this deferral shall be given to the beneficiary.

                                    Article 7
                           Amendments and Termination

     The Company may amend this Addendum at any time prior to the Executive's death by written notice to the Executive. Either party may terminate this Addendum at any time prior to the Executive's death by written notice to the other party.

     Upon termination of this Addendum, the Executive may purchase the Policy from the Company for an amount equal to the Policy's cash surrender value as of the date of the termination.

                                    Article 8
                                  Miscellaneous

     8.1 Binding Effect. This Addendum shall bind the Executive and the Company, their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

     8.2 No Guaranty of Employment. This Addendum is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

     8.3 Applicable Law. The Addendum and all rights hereunder shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

                  The parties' signatures on the Survivor Income Agreement witness their agreement to the terms of this Addendum.